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                        1997 NEBS EXECUTIVE BONUS PLAN
                        (Effective as of June 30, 1996)




     This Executive Bonus Plan was adopted by the Board of Directors of New England Business Service, Inc. (the "Company") on July 26, 1996 upon the recommendation of its Organization and Compensation Committee for the purpose of providing incentive compensation for the senior executives and managers of the Company and its subsidiaries. This Plan shall be governed by the following definitions and calculations.

     I. Participants. The Participants in the Plan for the 1997 fiscal year of the Company (the "Year") and their respective Target Bonus Percentages shall be as follows:

          A.   Officers of the Company.
               -----------------------

               Robert J. Murray,
               Chairman, President & Chief Executive Officer           70%

               George P. Allman
               Vice President, Retail Sales & Operations               50%

               Timothy D. Althof,
               Treasurer                                               50%

               Edward M. Bolesky,
               Vice President, Direct Marketing,
               Telesales & Service                                     50%

               Robert S. Brown,
               Vice President, Circulation & International             50%

               Russell V. Corsini, Jr.,
               Vice President, Chief Financial Officer                 50%

               Michael F. Dowd,
               Vice President, Strategic Planning                      50%
               & Legal Officer

               John F. Fairbanks,
               Vice President, Corporate Controller                    50%

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               Thomas W. Freeze,
               Vice President, Finance and Administration -
               Retail                                                  50%

               Linda A. Jacobs,
               Vice President, Business Management -
               Image Products                                          50%

               Kenneth R. Kaisen,
               Vice President, Information Systems &
               Technology Based Marketing                              50%

               Steven G. Schlerf,
               Vice President, Manufacturing and
               Technical Operations                                    50%

               Robert D. Warren,
               Vice President, Business Management -
               Business Solutions                                      50%

               Peter J. Zarrilla,
               Vice President, Human Resources                         50%

          B.   CEOs of Subsidiaries.
               --------------------

               Robert T. Richardson,
               President and Chief Executive,
               NEBS Business Forms, Ltd.                               40%

               Steven H. Dedo
               General Manager,
               NEBS Business Stationery                                40%


No Participant shall be eligible to participate in the NEBS Profit Sharing Plan for any year in which he or she is entitled to participate in this Plan.


     II.  Target Bonus. The Target Bonus payable to a Participant with respect
          ------------
to the Year shall be an amount arrived at by multiplying his or her base salary as approved and effective for the Year by his or her Target Bonus Percentage.

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III.  Actual Bonuses. The Actual Bonus of each Participant shall be calculated
      --------------
      based on the following:

      . Targeted consolidated net sales for the Year in a dollar amount equal to the budgeted consolidated net sales for the Year.

      . Targeted consolidated net income for the Year in a dollar amount equal to the budgeted consolidated net income for the Year.

      The total Actual Bonus payable to each Participant shall be capped at 100% of his or her base salary.


      A.    Chairman, President & Chief Executive Officer
            ---------------------------------------------

            1. The actual bonus of this Participant shall be the sum of the following:

                  (a) For each 1% by which consolidated net sales are more than 95%, but not more than 105% of the targeted consolidated net sales for the Year, 3.5% of his base salary, plus for each 1% by which consolidated net sales are more than 105% of the targeted consolidated net sales for the Year, 1.75% of his base salary; and

                  (b) For each 1% by which consolidated net income is more than 95%, but not more than 105% of the targeted consolidated net income for the Year, 3.5% of his base salary, plus for each 1% by which consolidated net income is more than 105% of the targeted consolidated net income for the Year, 1.75% of his base salary; and

                  (c) 17.5% of his base salary if consolidated net sales are 100% or more of the targeted consolidated net sales for the Year; and

                  (d) 17.5% of his base salary if consolidated net income is 100% or more of the targeted consolidated net income for the Year.

                  The amount of bonus payable pursuant to items c and d above is capped at 17.5% of this Participant's base salary and no bonus will be paid pursuant to items c or d above if less than 100% of target is attained.

            2. No bonus shall be paid to this Officer if the Company's consolidated net income for the Year is less than 90% of the targeted consolidated net income for the Year.

      B.    Vice President, Business Management - Business Solutions; Vice
            --------------------------------------------------------------
            President, Business Management - Image Products; Vice President,
            ----------------------------------------------------------------
            Chief Financial Officer; Vice President, Circulation &
            ------------------------------------------------------
            International; Vice President, Corporate Controller; Vice President,
            --------------------------------------------------------------------
            Direct Marketing, Telesales & Service; Vice President, Finance and
            ------------------------------------------------------------------
            Administration - Retail; Vice President, Human Resources; Vice
            --------------------------------------------------------------
            President, Information Systems & Technology Based Marketing; Vice
            -----------------------------------------------------------------
            President, Manufacturing and Technical Operations; Vice President,
            ------------------------------------------------------------------
            Retail Sales & Operations; Vice President, Strategic Planning &
            ---------------------------------------------------------------
            Legal Officer; Treasurer.
            -------------------------

            1. The actual bonus of each of these Participants shall be the sum of the following:

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                  (a)   For each 1% by which consolidated net sales are more
                        than 95%, but not more than 105% of the targeted consolidated net sales for the Year, 2.5% of his or her base salary, plus for each 1% by which consolidated net sales are more than 105% of the targeted consolidated net sales for the Year, 1.25% of his or her base salary; and

                  (b) For each 1% by which consolidated net income is more than 95%, but not more than 105% of the targeted consolidated net income for the Year, 2.5% of his or her base salary, plus for each 1% by which consolidated net income is more than 105% of the targeted consolidated net income for the Year, 1.25% of his or her base salary; and

                  (c) 25% of his or her base salary based on his or her Qualitative Measurements (MBOs) as determined by the Chairman, President & Chief Executive Officer.

                  The amount of bonus payable pursuant to item c above is capped at 25% of a Participant's base salary and no bonus will be paid pursuant to item c above for any specific Qualitative Measurement (MBO) if less than 100% of that specific Qualitative Measurement (MBO) target is attained.

            2. No bonus shall be paid to any of these Officers if the Company's consolidated net income for the Year is less than 90% of the targeted consolidated net income for the Year.


      C.    Subsidiary Business Units: President, Chief Executive; General
            --------------------------------------------------------------
            Manager.
            -------

            1. The actual bonus of both of these Participants shall be the sum of the following:

                  (a) For each 1% by which consolidated net sales are more than 95%, but not more than 105% of the targeted consolidated net sales for the Year, 2% of his base salary, plus for each 1% by which consolidated net sales are more than 105% of the targeted consolidated net sales for the Year, 1% of his base salary; and

                  (b) For each 1% by which consolidated net income is more than 95%, but not more than 105% of the targeted consolidated net income for the Year, 2% of his base salary, plus for each 1% by which consolidated net income is more than 105% of the targeted consolidated net income for the Year, 1% of his base salary; and

                  (c) 10% of his base salary if subsidiary net sales are 100% or more of targeted subsidiary net sales for the Year; and

                  (d) 10% of base salary if subsidiary profit from operations is 100% or more of targeted subsidiary profit from operations for the Year.

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                        The amount of bonus payable pursuant to items c and d
                        above is capped at 10% of a Participant's base salary and no bonus payout will be paid pursuant to items c or d above if less than 100% of target is attained.

                  2. No bonus shall be paid to any of these Officers if the Company's consolidated net income for the Year is less than 90% of the targeted consolidated net income for the Year.

      IV.   Bonus Payouts.
            -------------

            75% of the payout will be in the form of cash; 25% of the payout will be in the form of NEBS Common Stock with a share price equal to the closing share price of NEBS Common Stock on the New York Stock Exchange on the third business day following the issuance of the press release disclosing the Company's financial results for the fourth quarter of the Year. All bonus payments will be made within 60 days after the close of the Year.

       V.   Certain Definitions and Other Provisions.
            ----------------------------------------

            A. All references to "net" sales shall refer to consolidated net sales of the Company or net sales of a subsidiary business unit or business unit, as the case may be, as reported or used in calculating the Company's audited consolidated earnings.

            B. For purposes of calculating the actual bonuses, consolidated net income for the Year shall mean such consolidated income, after taxes and after provision for executive bonuses under this Plan, determined in accordance with all of the accounting policies employed in the preparation of the Company's audited financial statements for the Year.

            C. Actual or targeted consolidated net income, actual or targeted consolidated sales, the actual or targeted profit from operations of any subsidiary business unit or business unit or the actual or targeted net sales of any subsidiary business unit or business unit may, at the discretion of the Organization and Compensation Committee, be adjusted to eliminate the effect of
(a) either the acquisition or the divestiture by the Company of any subsidiary or division during the Year, and/or (b) the imposition during the Year by Massachusetts or any other state or states of sales taxes on services, materials or supplies purchased by the Company or any subsidiary

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of the Company the effect of which is not allowed for in the Company's annual budget for the 1997 fiscal year or (c) any abatement of taxes or material increase or decrease in Federal or State corporate tax rates. It is the intention of the Organization and Compensation Committee that any such discretionary adjustment shall be made by it, and shall be announced to the affected Participants, promptly after the occurrence of the motivating event, but failure to act promptly shall not deprive the Committee of its power to make such an adjustment at a later time.

            D. "Profit from Operations" for any subsidiary business unit or business unit of the Company shall be determined consistently with the process whereby its targeted profit from operations for the Year was determined and shall not reflect any charge for executive bonuses payable under this Plan.

            E. Should a Participant die, retire, or become totally disabled during the Year, he or she or his or her estate shall be entitled to receive a bonus pro-rated in accordance with the percentage of his or her annual salary earned from the beginning of the Year up to the date of death, retirement or disability. Should a Participant's employment by the Company or a subsidiary business unit be terminated for any other reason, payment of any bonus hereunder for the year in which such termination occurs is at the sole discretion of the Organization and Compensation Committee.

            F. If a Participant assumes a new position during the Year, the Organization and Compensation Committee may make an appropriate adjustment in his or her target bonus and/or the means of calculating his or her actual bonus.

            G. If a Change of Control event (as defined in Section 11 of the Company's 1994 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan) occurs, the Company will within sixty (60) days following such event pay to each Participant a pro-rated bonus through the date thereof as hereinafter provided, whereupon this Plan will terminate. The portion of the bonus based on factors other than Qualitative Measurements shall be calculated based on a comparison of (i) actual results of the Company through the end of the calendar quarter next preceding the Change in Control event to
(ii) the targeted quarterly

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performance criteria set forth on the schedules attached hereto. The portion of the bonus based on Qualitative Measurements will be calculated through the end of the calendar quarter next preceding the Change of Control event to the extent equitable and reasonably practicable in the judgment of the Organization and Compensation Committee. Qualitative Measurements for which such calculation is not equitable or reasonably practicable will be disregarded and the percentage of the bonus otherwise allocated thereto under the terms hereof will be reallocated in even percentages to the consolidated net sales and consolidated net income components of the bonus calculation. After determining the full year bonus based on the extent to which the aforesaid quarterly targets have been achieved, the amount of the full year bonus will be pro-rated by multiplying the same by a fraction the numerator of which is the number of days between the beginning of the fiscal year and the date of the Change of Control event and the denominator of which would be 365. The determination of the amount of any bonus payable under this paragraph shall be made by the Organization and Compensation Committee and its determination shall be final and binding on the Company and all Participants.

            H. In the event of any material, unusual and non-recurring charge to income, purchase or sale of any material business unit by the Company, or other material event affecting the ability of the Participants to achieve the performance targets established under this Plan, the Organization and Compensation Committee shall review such performance targets and make such adjustments with respect thereto as it deems reasonable and equitable in light of the purposes of this Plan. Any and all adjustments made by the Organization and Compensation Committee under this paragraph shall be final and binding on the Company and all Participants.

            I. The Organization and Compensation Committee may in its discretion terminate the Plan as of the end of any fiscal quarter. If the Plan is so terminated, the Company shall pay out bonuses to the Participants in such amounts as are appropriate and equitable in light of the Company's and the Participants' performance through the end of such quarter and the targets established hereunder. The determination of the amount of any bonuses payable under this paragraph shall be made by the Organization and

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Compensation Committee in line with the objectives set for each Participant, and its determination shall be final and binding on the Company and all Participants.

            J. The Qualitative Measurements referred to herein and the application of certain of the provisions hereof are described in the FY97 MBO Scorecards prepared by the Vice President, Corporate Controller and dated as of [TBD].

            K.    This Plan shall be effective commencing June 30, 1996.






Attachment:
   Set of Schedules - FY97 MBO Scorecards [TBD]




July 29, 1996

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